Exhibit 13.2

Certification by the Principal Financial Officers

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of RLX Technology Inc. (the “Company”) on Form 20-F for the year ended December 31, 2021 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	April 29, 2022

By:	/s/ Chao Lu
Name:	Chao Lu
Title:	Chief Financial Officer

By:	/s/ Yueduo (Rachel) Zhang
Name:	Yueduo (Rachel) Zhang
Title:	Head of Finance